Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Nos. 333-190614, 333-196840, 333-205642, 333-213065, and 333-219874) on Form S-8 and Registration Statement (No. 333-220326) on Form S-3 of Intrexon Corporation of our report dated February 24, 2016, relating to the financial statements of ZIOPHARM Oncology, Inc. for the year ended December 31, 2015 appearing in the Annual Report on Form 10-K of Intrexon Corporation for the year ended December 31, 2017.
/s/ RSM US LLP
Boston, Massachusetts
March 1, 2018